Exhibit 107

Calculation of Filing Fee Tables

FORM F-10

(Form Type)

PROFOUND MEDICAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

	Newly Registered Securities
Fees to be paid	Equity	Common Shares	Rule 457(o)		(1)		(1)		(1)	-	-
Fees to be paid	Other	Warrrants	Rule 457(o)		(1)		(1)		(1)	-	-
Fees to be paid	Debt	Debt Securities	Rule 457(o)		(1)		(1)		(1)	-	-
Fees to be paid	Other	Subscription Receipts	Rule 457(o)		(1)		(1)		(1)	-	-
Fees to be paid	Other	Units	Rule 457(o)		(1)		(1)		(1)	-	-
Fees to be Paid	Unallocated (Universal) Shelf	-	Rule 457(o)	$150,000,000	(1)		(1)	$150,000,000	(1)	$0.00014760	$22,140
Fees Previously Paid	-	-	-	-		-		-		-	-
	Total Offering Amounts							$150,000,000			$22,140
	Total Fees Previously Paid										-
	Total Fee Offsets										$7,416	(2)
	Net Fee Due										$14,724

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Forms or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fees Offset Claims	Profound Medical Corp.	F-10	333-263248	March 3, 2022	-	$7,416	(2)	Unallocated (Universal Shelf)		(2)		(2)	$79,999,997
Fees Offset Sources	Profound Medical Corp.	F-10	333-263248	March 3, 2022										$9,270

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, warrants, subscription receipts, units, debt securities and share purchase contracts of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate offering price not to exceed $150,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $79,999,997 of unsold securities (the “Unsold Securities”) previously registered on the registrant’s registration statement on Form S-3 (File No. 333-263248), which was initially filed with the Securities and Exchange Commission on March 3, 2022 (as amended, the “Prior Registration Statement”). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum aggregate offering price of $100,000,000. The registrant sold an aggregate of $20,000,003 of such securities under the Prior Registration Statement, leaving the balance of $79,999,997 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $7,416 (calculated at the filing fee rate which was in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. No additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. A filing fee of $14,724 is paid herewith in connection with the $70,000,003 of additional securities registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.